                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K


                                    CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                             Date of Report: May 2, 1997
                          (Date of earliest event reported)



                                METAL MANAGEMENT, INC.
                (Exact name of registrant as specified in the charter)

          Delaware                       0-14836                94-2835068
(State or other jurisdiction       (Commission File No.)      (IRS Employer
      of incorporation)                                    Identification No.)



                            500 Dearborn Street, Suite 405
                               Chicago, Illinois 60610
                       (Address of Principal Executive Offices)

                                    (312) 645-0700
                 (Registrant's telephone number including area code)

                                         n/a

            (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Acquisition of Reserve Iron & Metal Limited Partnership

         Metal Management, Inc. (the "Company" or the "Registrant"), entered into a Purchase Agreement, dated as of March 10, 1997, with BancBoston Ventures, Inc. ("BBV"), under which the Company agreed to purchase from BBV all of the limited partnership interests (the "Partnership Interests") of Reserve Iron & Metal Limited Partnership ("Reserve")for a purchase price of $5.875 million which was paid at closing. Reserve is a scrap metal recycling company headquartered in Cleveland, Ohio with additional operations in Illinois and Alabama.

         The Company also entered into a Purchase Agreement dated as of January 17, 1997, and amended as of March 6, 1997, and May 1, 1997, among the Company, P. Joseph Iron & Metal, Inc. (the "General Partner"), the sole general partner of Reserve Iron & Metal Limited Partnership, and Paul D. Joseph, Steven Joseph and Scott Joseph, who comprise all of the shareholders of the General Partner. The Company closed the transactions contemplated in with Purchase Agreements effective as of May 1, 1997. Under this agreement, the Company agreed to purchase all of the capital stock of the General Partner (the "Purchased Stock") for $1,541,660 payable in the form of a promissory note (the "Note") accruing interest at a rate of 9% per year and due one year after the closing date. The Note is secured by a pledge of the Purchased Stock. The purchase price for the Purchased Stock is also subject to adjustment for tax obligations in certain circumstances. Until the Note is repaid or the Company's common stock has a closing price over $9.00, whichever is later, the General Partners' current shareholders have the right to repurchase Reserve's assets, the Purchased Stock or the Partnership Interests if a third party offers to buy these assets from the Company.

         In connection with the acquisition of the Partnership Interests and the Purchased Stock (together, the "Acquisition"), one of the General Partners' current shareholders was elected to the Company's Board of Directors. In connection with the Acquisition, Paul Joseph, Steven Joseph and Scott Joseph entered into ten-year Employment Agreements (subject to automatic one-year extensions unless terminated by either party) with the Company to serve as Chief Executive Officer of Reserve, Executive Vice President of Reserve's Chicago operations and Executive Vice President of Reserve's Cleveland operations, respectively. In connection with entering into such employment agreements, Paul D. Joseph, Steven Joseph and Scott Joseph each received warrants to purchase a total of 1,400,000 shares of common stock of the Company. The Company also anticipates entering into employment agreements with certain key employees of Reserve for which warrants to purchase an aggregate of up to 175,000 shares of common stock of the Company will be issued.

ITEM 3.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Businesses Acquired.

                        Index to Financial Statements
                        -----------------------------

         Reserve Iron & Metal Limited Partnership:
         Financial Statements                                             Page
         --------------------                                             ----

         Report of Independent Accountants                                   2

         Balance Sheet - December 31, 1996 and 1995                          3

         Statement of Income for Each of the Three Years Ended
         December 31, 1996, 1995 and 1994                                    4

         Statement of Partners' Capital For Each of the Years Ended
         December 31, 1996, 1995 and 1994                                    5

         Statement of Cash Flows for Each of the Years Ended
         December 31, 1996, 1995 and 1994                                    6

         Notes to Financial Statements                                       7

         (b)  Pro Forma Financial Information.

         Unaudited Pro Forma Combined Condensed Financial Statements
         -----------------------------------------------------------

         Introduction to Pro Forma Financial Information                     1

         Pro Forma Combined Condensed Statement of Operations
         for the Year Ended March 31, 1996                                   2

         Notes to Pro Forma Financial Information
         as of March 31, 1996                                                3

         Pro Forma Combined Condensed Statement of Operations
         for the Nine Months Ended December 31, 1996                         4

         Pro Forma Combined Condensed Balance Sheet
         as of December 31, 1996                                             5

         Notes to Pro Forma Financial Information
         as of December 31, 1996                                             6

         (c)  Exhibits.

         2.1 Purchase Agreement, dated as of March 10, 1997, between Registrant and BancBoston Ventures, Inc.

         2.2 Purchase Agreement, dated as of January 17, 1997, among Registrant, P. Joseph Iron & Metal, Inc., the sole general partner of Reserve Iron & Metal Limited Partnership, and Paul D. Joseph, Steven Joseph and Scott Joseph.

         2.3 First Amendment to Purchase Agreement, dated as of March 6, 1997, among Registrant, P. Joseph Iron & Metal, Inc., the sole general partner of Reserve Iron & Metal Limited Partnership, and Paul D. Joseph, Steven Joseph and Scott Joseph.

         2.4 Second Amendment to Purchase Agreement, dated May 1, 1997, among Registrant, P. Joseph Iron & Metal, Inc., the sole general partner of Reserve Iron & Metal Limited Partnership, and
              Paul D. Joseph, Steven Joseph and Scott Joseph.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       METAL MANAGEMENT, INC.


Dated:   May 15, 1997                By:   /s/ Gerard M. Jacobs
                                           ----------------------------------
                                           Gerard M. Jacobs,
                                           President and Chief Executive Officer

                                                                         [LOGO]

RESERVE IRON & METAL
LIMITED PARTNERSHIP
FINANCIAL STATEMENTS
DECEMBER 31, 1996

PRICE WATERHOUSE LLP                                                     [LOGO]


                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Partners of Reserve Iron & Metal Limited Partnership


In our opinion the accompanying balance sheet and the related statements of income, partners' capital and of cash flows present fairly, in all material respects, the financial position of Reserve Iron & Metal Limited Partnership at December 31, 1996 and 1995, and the results of its operations and its cash flows for the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Cleveland, Ohio
March 14, 1997, except as to Note 10,
  which is as of May 1, 1997

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

--------------------------------------------------------------------------------


                                 BALANCE SHEET
                                     ASSETS

                                                        December 31,
                                                    1996           1995
                                               -------------  -------------
CURRENT ASSETS:
  Cash                                         $     144,087  $     155,812
  Accounts receivable, net of allowance
    for doubtful accounts of $322,000
    and $311,000, respectively                    18,612,561     15,933,248
  Inventories                                     21,206,001     20,507,601
  Prepaid expenses and deposit                        25,260         45,738
                                               -------------  -------------
      Total current assets                     $  39,987,909  $  36,642,399

PROPERTY AND EQUIPMENT, net                        6,456,016      7,256,497
OTHER ASSETS                                       1,188,272        918,503
                                               -------------  -------------
  Total assets                                 $  47,632,197  $  44,817,399
                                               -------------  -------------
                                               -------------  -------------

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Current portion of long-term debt            $  28,721,921  $   1,287,880
  Accounts payable                                11,763,186     12,772,252
  Accrued expenses                                 1,150,890      1,034,055
                                               -------------  -------------
  Total current liabilities                    $  41,635,997  $  15,094,187
                                               -------------  -------------
LONG-TERM DEBT                                       735,522     24,526,234
                                               -------------  -------------
REDEEMABLE PARTNER CAPITAL
  Class B - Limited Partner contributions,
    2,500 units                                    2,353,446      2,353,446
  Class B - Limited Partner accumulated
    earnings, net                                  1,983,499      1,935,724
                                               -------------  -------------
    Total redeemable partner capital           $   4,336,945  $   4,289,170
                                               -------------  -------------

COMMITMENTS AND CONTINGENCIES                            -              -

PARTNER CAPITAL
  Class A - General Partner contributions,
    500 units                                        507,149        507,149
  Class A - General Partner accumulated
    earnings, net                                    416,584        400,659
                                               -------------  -------------
    Total partner capital                         $  923,733     $  907,808
                                               -------------  -------------
  Total liabilities and partner capital        $  47,632,197  $  44,817,399
                                               -------------  -------------
                                               -------------  -------------


The accompanying notes are an integral part of these financial statements.

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

--------------------------------------------------------------------------------

                            STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31,

                                                              1996              1995             1994
                                                          ------------      ------------     ------------
Net sales                                                 $117,356,407      $103,753,476     $106,501,347
                                                          ------------      ------------     ------------

Costs and expenses:
    Cost of sales and other operating expenses             110,301,346        95,950,385       97,899,087
    Selling, general and administrative expenses             4,737,476         4,811,374        5,157,757
                                                          ------------      ------------     ------------
                                                           115,038,822       100,761,759      103,056,844
                                                          ------------      ------------     ------------
Income from operations                                       2,317,585         2,991,717        3,444,503

Other income (expense):
    Interest expense                                        (2,255,590)       (2,814,161)      (2,492,171)
    Investment income - joint venture                          381,179           230,021           --
    Other, net                                                  20,526           132,017         (146,340)
                                                          ------------      ------------     ------------
                                                            (1,853,885)       (2,452,123)      (2,638,511)
                                                          ------------      ------------     ------------

Net income                                                $    463,700      $    539,594     $    805,992
                                                          ------------      ------------     ------------
                                                          ------------      ------------     ------------

Net income allocable to General Partner                   $    115,925      $    134,899     $    201,498
                                                          ------------      ------------     ------------
                                                          ------------      ------------     ------------
Net income allocable to Limited Partner                   $    347,775      $    404,695     $    604,494
                                                          ------------      ------------     ------------
                                                          ------------      ------------     ------------

  Net income per Class A partnership unit                 $        232      $        270     $        403
                                                          ------------      ------------     ------------
                                                          ------------      ------------     ------------
  Net income per Class B partnership unit                 $        139      $        162     $        242
                                                          ------------      ------------     ------------
                                                          ------------      ------------     ------------



The accompanying notes are an integral part of these financial statements.

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

--------------------------------------------------------------------------------


                    STATEMENT OF PARTNERS' CAPITAL


                                         GENERAL       LIMITED
                                         PARTNER       PARTNER        TOTAL
                                       ----------   ------------   ------------

BALANCE, December 31, 1993             $  714,911   $  3,423,481   $  4,138,392

Net income                                201,498        604,494        805,992
                                       ----------   ------------   ------------
BALANCE, December 31, 1994                916,409      4,027,975      4,944,384

Net income                                134,899        404,695        539,594

Distribution                             (143,500)      (143,500)      (287,000)
                                       ----------   ------------   ------------
BALANCE, December 31, 1995                907,808      4,289,170      5,196,978

Net income                                115,925        347,775        463,700

Distribution                             (100,000)      (300,000)      (400,000)
                                       ----------   ------------   ------------
BALANCE, December 31, 1996             $  923,733   $  4,336,945   $  5,260,678
                                       ----------   ------------   ------------
                                       ----------   ------------   ------------




The limited partner capital is presented in the balance sheet as redeemable partner capital due to the limited partner's ability to redeem its units from the partnership.

The accompanying notes are an integral part of these financial statements.

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

--------------------------------------------------------------------------------


                             STATEMENT OF CASH FLOWS
                             YEAR ENDED DECEMBER 31,

                                                                   1996            1995           1994
                                                                -----------    -----------    -----------
OPERATING ACTIVITIES:
  Net income                                                    $   463,700    $   539,594    $   805,992
  Adjustments to reconcile net income to cash
  provided by (used in) operating activities -
    Depreciation and amortization                                 2,256,833      2,238,830      2,213,765
    Investment income - joint venture                              (381,178)      (230,021)       -
    (Gain)/Loss on sale of assets                                    29,258       (129,614)        26,202
    Changes in current assets and liabilities -
      Accounts receivable                                        (2,679,313)     1,265,780     (2,742,534)
      Inventories                                                  (698,400)      (465,247)    (1,228,813)
      Accounts payable and accrued expenses                        (892,231)    (2,188,230)     3,157,413
    Other                                                            21,698        (14,247)       106,967
                                                                -----------    -----------    -----------
  Net cash provided by (used in) operating activities            (1,879,633)     1,016,845      2,338,992
                                                                -----------    -----------    -----------

INVESTING ACTIVITIES:
  Purchase of property and equipment                             (1,377,922)    (1,530,638)    (2,931,605)
  Initial investment - joint venture                                    -         (100,000)           -
  Proceeds from sale of property and equipment                        2,500        252,334        343,250
                                                                -----------    -----------    -----------
    Net cash used in investing activities                        (1,375,422)    (1,378,304)    (2,588,355)
                                                                -----------    -----------    -----------

FINANCING ACTIVITIES:
  Net borrowings under senior revolving credit agreements         4,606,548        628,116         68,423
  Repayment of demand note                                              -         (100,000)       (25,000)
  Repayment of subordinated debt                                        -       (3,000,000)           -
  Net borrowings (repayment) of senior term note                   (769,085)     3,470,000       (540,000)
  Proceeds from equipment term notes                                482,500        812,210      1,582,752
  Principal payments of equipment term notes                       (676,633)      (647,760)      (827,121)
  Payment of deferred financing costs                                   -         (312,986)       (53,203)
  Partners' distributions                                          (400,000)      (287,000)           -
  Payment of obligation to former owner                                 -         (250,000)           -
                                                                -----------    -----------    -----------
    Net cash provided by financing activities                     3,243,330        312,580        205,851
                                                                -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                                     (11,725)       (48,879)       (43,512)
CASH, beginning of period                                           155,812        204,691        248,203
                                                                -----------    -----------    -----------
CASH, end of period                                             $   144,087    $   155,812    $   204,691
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------



     The accompanying notes are an integral part of these financial statements.

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

                       NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



NOTE 1 -THE PARTNERSHIP AND ITS SIGNIFICANT ACCOUNTING POLICIES:

THE PARTNERSHIP

Reserve Iron & Metal Limited Partnership (the Partnership) is engaged in the business of purchasing, processing, reselling and brokering scrap iron, steel and non-ferrous metals. The Partnership's sales are primarily to steel companies which concentrates the Partnership's credit exposure in one industry.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accruals approximated fair value because of their short maturity. Debt approximates fair value because of the variable interest rates.

INVENTORIES

Inventories consist principally of processed and unprocessed scrap iron, steel and non-ferrous metals and are stated at the lower of weighted average cost or market value.

PROPERTY AND EQUIPMENT

The Partnership provides for the depreciation of property and equipment using the straight-line method over the estimated useful lives of the assets ranging from five to seven years.

LONG-LIVED ASSETS

The Partnership reviews the costs assigned to long-lived assets, such as property and equipment and intangibles, to determine whether any impairments are other than temporary. If an impairment charge is required, it is recorded by measuring the difference between the fair value and carrying costs of such assets.

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

                       NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 1 - THE PARTNERSHIP AND ITS SIGNIFICANT ACCOUNTING POLICIES:
     (CONTINUED)

INVESTMENT IN JOINT VENTURE

In 1995, the Partnership entered into a joint venture agreement which is to continue until terminated by the members in accordance with the terms of the agreement. The Partnership is a 50% owner and accounts for the joint venture under the equity method of accounting.

EARNINGS PER PARTNERSHIP UNIT

Net income per partnership unit is calculated by dividing net income allocated to each partner according to the allocation method described in Note 7 by the average number of partnership units outstanding during the period.

REVENUE RECOGNITION

The Partnership recognizes revenue when title passes to the customer which is generally at the time of shipment.

CONCENTRATIONS WITH MAJOR CUSTOMERS

During 1996, three customers represented approximately $27.3 million, $12.5 million and $11.9 million of sales of which approximately $5.8 million, $1.1 million and $1.5 million, respectively, is included in accounts receivable as of December 31, 1996. During 1995 and 1994, one customer represented approximately $26 million and $17 million of net sales, respectively.

COVENANT NOT TO COMPETE

A $2,000,000 covenant not to compete executed by the former owner of the business was amortized over its five year term using the straight line method. The cost was fully amortized by December 31, 1995.

DEFERRED FINANCING AND ORGANIZATION COSTS

Deferred financing costs are being amortized using the straight-line method over the term of the financing agreements.

Deferred organization costs of $121,568 were amortized over 60 months using the straight-line method. The cost was fully amortized by December 31, 1995.

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

                       NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 1 - THE PARTNERSHIP AND ITS SIGNIFICANT ACCOUNTING POLICIES:
     (CONTINUED)

GOODWILL

Goodwill which originated in 1990 is being amortized over 40 years using the straight-line method.

INCOME TAXES

As the entity is a partnership, no provision has been made for income taxes since these taxes are the responsibility of the partners. The book basis exceeds the tax basis for total assets and liabilities by approximately $735,000 and $885,000 at December 31, 1996 and 1995, respectively.

NOTE 2 - INVENTORIES:

Inventories consist of the following:

                                      December 31,        December 31,
                                         1996                1995
                                     -------------       -------------

Scrap iron                           $  17,594,861       $  14,559,900
Scrap steel                              2,307,442           4,575,123
Non-ferrous material                     1,303,698           1,372,578
                                     -------------       -------------

                                     $  21,206,001       $  20,507,601
                                     -------------       -------------
                                     -------------       -------------

NOTE 3 -PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                      December 31,        December 31,
                                         1996                1995
                                     -------------       -------------

Production equipment                 $  14,479,104       $  13,322,621
Office equipment                           268,399             233,002
Leasehold improvements                   1,206,308             940,588
Construction in progress                         -             218,815
                                     -------------       -------------

                                        15,953,811          14,715,026
Less: accumulated depreciation          (9,497,795)         (7,458,529)
                                     -------------       -------------
                                      $  6,456,016        $  7,256,497
                                     -------------       -------------
                                     -------------       -------------

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

                       NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Depreciation expense was $2,146,645, $1,906,041 and $1,673,694 in 1996, 1995 and
1994, respectively.

NOTE 4 - OTHER ASSETS:

Other assets consist of the following:

                                                    December 31,   December 31,
                                                        1996           1995
                                                    ------------   ------------
Investment in joint venture                         $   711,199     $  330,021
Deferred financing costs, net of accumulated
 amortization of $113,023 and $8,694, respectively      199,963        304,292
Goodwill, net of accumulated amortization of
 $36,624 and $30,764, respectively                      197,766        203,625
Other assets                                             79,344         80,565
                                                    ------------    -----------
                                                    $ 1,188,272     $  918,503
                                                    ------------    -----------
                                                    ------------    -----------

The Partnership had the following transactions with the joint venture during 1996 and 1995:

- The Partnership sold approximately $1,500,000 and $1,900,000 of materials to the joint venture of which approximately $733,000 and $417,000 is included in accounts receivable as of December 31, 1996 and 1995, respectively.

- The Partnership leases machinery and equipment to the joint venture under a three year lease arrangement. Lease income is insignificant.

- The Partnership leased employees to the joint venture pursuant to lease agreements. The term of the agreements are for one year with automatic one-year renewal periods on each anniversary date unless terminated by the Partnership. The agreements provide that the joint venture reimburse the Partnership for all expenses related to the leased employees, including salaries, wages, employment taxes, unemployment and other insurance premiums, and health and welfare benefits. The receivable related to leased employees outstanding as of December 31, 1996 and 1995 is approximately $22,000 and $85,000, respectively, and is included in accounts receivable.

- The Partnership and its joint venture partner provide certain administrative and marketing services for the joint venture for which no charge is levied.

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

                       NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Summarized financial information of the joint venture is as follows:

                                                 December 31,   December 31,
                                                    1996           1995
                                                ------------   ------------
Current assets                                  $  1,681,363   $  1,214,380
Property and equipment, net                          116,941        105,594
Other assets                                           1,892          5,858
                                                ------------   ------------
     Total assets                               $  1,800,196   $  1,325,832
                                                ------------   ------------
                                                ------------   ------------

Current liabilities                             $    377,802   $    665,794
Partners' capital                                  1,422,394        660,038
                                                ------------   ------------
     Total liabilities and partners' capital    $  1,800,196   $  1,325,832
                                                ------------   ------------
                                                ------------   ------------


                                                                January 27,
                                                                   1995
                                                                (Inception)
                                                 Year Ended       Through
                                                 December 31,   December 31,
                                                    1996            1995
                                                ------------   ------------
Recycling revenues                              $  6,829,093   $  5,532,267
Cost of materials                                  5,051,393      4,307,582
Production expense                                   948,408        694,068
Selling, general and administrative expenses          66,936         70,575
                                                ------------   ------------
Net income                                      $    762,356   $    460,042
                                                ------------   ------------
                                                ------------   ------------

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

                       NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 5 - LONG TERM DEBT:

Long-term debt consists of the following:

                                                                         December 31,        December 31,
                                                                             1996                1995
                                                                        -------------       -------------
SENIOR REVOLVING CREDIT AGREEMENT - Line of credit of
$30 million.  At the Partnership's discretion, the interest
rate is either the bank's prime rate plus 1% or LIBOR plus
2.25% (9.25% at December 31, 1996), payable
monthly, secured by substantially all of the assets of
the Partnership.  Margins increased by .50% from
February 1, 1997                                                        $  23,781,016       $  19,174,468

SENIOR TERM NOTE - At the Partnership's discretion,
interest is either at the bank's prime rate plus 1.25%
or LIBOR plus 2.375% (9.50% at December 31, 1996),
$59,520 payable monthly through November 1998, secured
by substantially all of the assets of the Partnership.
Margins increased by 0.50% from February 1, 1997                            4,230,915           5,000,000

EQUIPMENT TERM NOTES - Interest at rates
ranging from 9.5% to 11.5%, payable monthly with
various expiration dates through April 2000, secured by
the financed equipment                                                      1,445,512           1,639,646
                                                                        -------------       -------------
                                                                           29,457,443          25,814,114
Less:  current portion                                                    (28,721,921)         (1,287,880)
                                                                        -------------       -------------
Total long-term debt                                                    $    735,522       $  24,526,234
                                                                        -------------       -------------
                                                                        -------------       -------------


Long-term debt is scheduled to mature as follows:

     For the year ended December 31:
          1997                                 $  28,721,921
          1998                                       442,447
          1999                                       234,460
          2000                                        58,615
                                               -------------
                                               $  29,457,443
                                               -------------
                                               -------------

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

                       NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


The Partnership is required to pay a commitment fee of .375% per annum on the average daily unused portion of the senior revolving credit commitment. In the event the Partnership repays the senior revolving credit and the senior term note, a 2% prepayment fee is levied on the sum of the outstanding senior term note plus the senior revolving commitment.

The revolving credit agreement contains certain restrictive covenants regarding the Partnership's operations and financial position. The Partnership was in default with respect to these covenants as of September 30, 1996, however, a waiver was received and borrowing terms amended with the financial institution
to cure the default.   The waiver increases the margin over both the bank's
prime rate and LIBOR by .50% from February 1, 1997 and provides for a reduction in the margin increase beginning May 1, 1997 based upon improvement in the Partnership's debt coverage ratio. At December 31, 1996, the Partnership was in compliance with the amended covenants. See Note 10 for additional discussion regarding the classification of debt in the December 31, 1996 balance sheet.

Cash paid for interest totaled $2,244,370, $2,635,074 and $2,492,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

NOTE 6 - OPERATING LEASES:

The Partnership leases various buildings, land, equipment, furniture and fixtures under noncancelable operating lease arrangements with expiration dates varying through October 2005. Rent expense for the building and land was approximately $434,000, $412,000 and $414,000 and rent expense for other equipment was approximately $215,000, $126,000 and $239,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The future minimum lease payments under these agreements are as follows:

                                      LAND           OTHER          TOTAL
                                   ----------      ---------     ----------
          1997                     $  433,516      $  16,913     $  450,429
          1998                        433,516         13,963        447,479
          1999                        433,516          9,241        442,757
          2000                        348,324          1,469        349,793
          2001 and thereafter         162,309            -          162,309
                                   ----------      ---------     ----------
          Totals                   $1,811,181      $  41,586     $1,852,767
                                   ----------      ---------     ----------
                                   ----------      ---------     ----------

NOTE 7 - PARTNERSHIP AGREEMENT:

The Partnership agreement provides for, among other things, three classes of partnership units, A, B and C, with 500, 2,500 and zero units outstanding, respectively, for each period presented. The A units are owned by the general partner and the B units are owned by the limited partner.

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

                       NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


The partners contributed $1,000 cash per unit as part of the initial capitalization of the Partnership. The Class A and C units have one vote per unit and the Class B units have .19 vote per unit. The Class B units are convertible to Class C units on a one-for-one basis, at any time at the discretion of the holders of the Class B units. In addition, the Class B unitholder has a put agreement with the Partnership which provides for the mandatory redemption of all or a portion of the Class B units at the greater of their formula value or fair market value as defined in the amended agreement.

The Partnership agreement also provides for the allocation of earnings, .05% to each Class A unit (25% in total for the periods ended December 31, 1996, 1995 and 1994) and .03% to each Class B unit (75% in total for the periods ended December 31, 1996, 1995 and 1994). In the event of a capital transaction, the allocation of earnings to Class B units is limited pursuant to a formula defined in the Partnership agreement.

NOTE 8 - PROFIT SHARING PLAN:

The Partnership has a defined contribution employee profit sharing plan. The plan covers substantially all employees. Partnership contributions to the plan are solely discretionary. The profit sharing expenses related to the plan were approximately $231,000, $134,000 and $256,000 for the periods ended December 31, 1996, 1995 and 1994, respectively. The Partnership does not provide any other postretirement benefits to its employees.

NOTE 9 - COMMITMENTS AND CONTINGENCIES:

As part of the original asset purchase/sales agreement in 1990, the seller was entitled to receive the greater of $250,000 or 5% of the increase, if any, in the book value, as defined, of the Partnership from October 1, 1990 through the date the right is exercised. This obligation was recorded at its present value as of the date of the asset purchase. The Partnership paid the seller $250,000 during 1995 and extinguished this liability.

The Partnership is involved in legal proceedings in the ordinary course of business. Although the outcome of these proceedings cannot be presently determined, in the opinion of management, disposition of these proceedings will not have a material effect on the results of operations, financial position or cash flows of the Partnership. As discussed in Note 7, the Partnership also has a commitment to buy back Class B units after December 4, 1998.

The Partnership is committed to distribute cash to the partners subsequent to year end in accordance with agreements to fund the partner's income tax obligations. Based upon current ordinary tax rates, the distribution commitment at December 31, 1996 was approximately $380,000.

                  RESERVE IRON & METAL LIMITED PARTNERSHIP

                       NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 10 - SUBSEQUENT EVENT:

In January 1997, the General Partner signed a purchase agreement with Metal Management, Inc. pursuant to which the General Partner agreed to sell all its shares of common stock to Metal Management, Inc. In March 1997, the Limited Partner signed a purchase agreement with Metal Management, Inc., pursuant to which the Limited Partner agreed to sell all its Class B units to Metal Management, Inc.

The sale was consummated effective May 1, 1997. The change in control of the Partnership results in a default of the Partnership's loan covenants. The lender has waived the default through June 17, 1997, at which time the Partnership's borrowings under the senior revolving credit agreement and the senior term note will be due and payable on demand. Such borrowings have therefore been classified as current. In addition, repayment of these borrowings will require the Partnership to pay the lender a fee of approximately $680,000 unless the repayment is financed in part by a senior credit facility with the same lender. This potential obligation has not been reflected in these financial statements.

                       PRO FORMA FINANCIAL INFORMATION

The acquisition of Reserve Iron & Metal, L.P. ("Reserve") by Metal Management Inc. ("MTLM" or "Company") was completed on May 1, 1997.

The following unaudited pro forma combined condensed statements of operations do not reflect the operating results from discontinued operations. As previously disclosed, the discontinued operations include I) the Spectra*Star printer and consumables business, which was sold during the first quarter of fiscal 1997 and II) the VideoShow and related product lines business, which was discontinued during the fourth quarter of fiscal 1995 and sold during the third quarter of fiscal 1997.

The accompanying unaudited pro forma combined condensed financial statements have been derived from the Company's unaudited pro forma balance sheet at December 31, 1996 and the unaudited pro forma statements of operations for the year ended March 31, 1996 and the nine months ended December 31, 1996 (incorporated by reference to Amendment No. 2 of the Company's Current Report on Form 8-K, dated January 1, 1997, filed with the Commission on April 26,
1997), and the audited balance sheet of Reserve at December 31, 1996 and the unaudited statements of operations for the year ended March 31, 1996 and the nine months ended December 31, 1996.

The unaudited pro forma combined condensed statement of operations gives effect to the acquisition of Reserve by MTLM for the twelve months ended March 31, 1996 and the nine months ended December 31, 1996, using the purchase method of accounting as if the acquisition had occurred on April 1, 1995 and April 1, 1996, respectively, and by giving effect to the pro forma adjustments described below.

The following unaudited pro forma combined condensed balance sheet presents the combined financial position of MTLM and Reserve as of December 31, 1996, using the purchase method of accounting as if the acquisition had occurred on December 31, 1996 and includes the pro forma adjustments described below.
The allocation of the excess of the acquisition costs over the book value of the net assets to be acquired has been applied to goodwill, based on the Company's estimate of the fair value of the net assets to be acquired. Such allocation of the purchase price may change upon the final determination of the fair value of assets acquired (including other intangibles) and liabilities assumed.

The unaudited pro forma condensed financial information does not purport to represent what the Company's combined results of operations would have been had the acquisition occurred on the dates indicated or for any future period or date.

The unaudited condensed pro forma financial information should be read in conjunction with the third quarter financial statements and notes thereto for MTLM, which appear on the Amendment Number 1 to the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1996, filed on April 26, 1997. The unaudited condensed pro forma financial information should also be read in conjunction with historical audited financial statements and notes thereto for Reserve which appear elsewhere in this Form 8-K.

            PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  (IN THOUSANDS, EXCEPT SHARE DATA)
                              (UNAUDITED)



                                                      MTLM
                                                   PRO FORMA                                       PRO FORMA
                                                    COMBINED         RESERVE                        COMBINED
                                                    12 MONTHS       12 MONTHS     PRO FORMA         12 MONTHS
                                                  ENDED 3/31/96   ENDED 3/31/96  ADJUSTMENTS  REF ENDED 3/31/96
                                                  -------------   -------------  -----------  --- -------------
Revenues from continuing operations               $  117,404      $  103,033      $     0         $  220,437
Costs and expenses:
   Cost of sales and other operating
   expenses                                           95,168          95,656          626      4.    191,450
   Selling, general and administrative
   expenses                                           21,968           4,590          (39)     1.     26,634
                                                         -               -            115      1.        -
                                                  -------------   ------------   ----------   --- ------------
                                                     117,136         100,246          702            218,084
                                                  -------------   ------------   ----------   --- ------------
Operating income (loss) from
  continuing operations                                  268           2,787         (702)             2,353
Other income (expense)
      Interest Income                                    165               0         (165)     3.          0
      Interest expense                                (3,172)         (2,645)        (139)     2.     (5,956)
      Other                                              500             404            0                904
                                                  -------------   ------------   ----------   --- ------------
Income (loss) from continuing
     operations before income taxes                   (2,239)            546    (1,006)               (2,699)
Provision (benefit) for income tax                      (806)              0      (166)     5.          (972)
                                                  -------------   ------------   ----------   --- ------------
Net income (loss) from continuing
     operations                                    $  (1,433)        $   546   $  (840)           $    (1,727)
                                                  -------------   ------------   ----------   --- ------------
                                                  -------------   ------------   ----------   --- ------------

Net income (loss) per share from
     continuing operations                          $  (0.14)                                     $     (0.16)
Weighted average number of shares
     outstanding                                  10,570,000             n/a                       10,570,000


            See accompanying notes to pro forma financial information

                             NOTES TO PRO FORMA FINANCIAL INFORMATION

The pro forma combined condensed statement of operations for the year ended March 31, 1996, is based on the following assumptions and adjustments:

1. Reflects the reversal of Reserve's amortization of intangible assets from prior acquisitions and recording amortization of goodwill arising upon MTLM's acquisition of Reserve as if the acquisition had occurred on April 1, 1995. The amortization period used for goodwill was 40 years.

2. MTLM issued 9% notes payable to P. Joseph Iron and Metal ($1,541,660 due May 1,1998) in consideration for their partnership interest in Reserve. Adjustment represents interest expense on the notes.

3. Adjustment to reduce interest income for the payment of $5,875,000 cash consideration and related transaction costs as if the acquisition of Reserve had occurred on April 1, 1995.

4. Adjustment made to increase depreciation expense related to the write-up of fixed assets to fair market value. The write-up of fixed assets to fair market value was depreciated over an average useful life of 7 years for pro forma purposes.

5. Adjustment to income tax provision to reflect the combined results of operations of MTLM and Reserve.

                      PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                              (IN THOUSANDS, EXCEPT SHARE DATA)
                                          (UNAUDITED)



                                                      MTLM
                                                   PRO FORMA                                       PRO FORMA
                                                    COMBINED         RESERVE                        COMBINED
                                                    9 MONTHS       9 MONTHS       PRO FORMA         9 MONTHS
                                                  ENDED 12/31/96  ENDED 12/31/96  ADJUSTMENTS  REF ENDED 12/31/96
                                                  --------------  --------------  -----------  --- --------------
Revenues from continuing operations                $  77,659      $  89,736        $      0          $  167,395
Costs and expenses:
     Cost of sales and other operating
     expenses                                         69,768         84,614             469     13.     154,851
     Selling, general and administrative
     expenses                                         11,536          3,550            (110)    10.      15,062
                                                           -              -              86     10.           -
                                                  --------------  --------------  -----------  --- --------------
                                                      81,304         88,164             445             169,913
                                                  --------------  --------------  -----------  --- --------------
Income (loss) from continuing
     operations                                       (3,645)         1,572            (445)             (2,518)
Other income (expense):
      Interest Income                                    117              0            (117)    12.           0
      Interest expense                                (1,967)        (1,731)           (104)    11.       (4,131)
                                                           -              -            (329)    12.           -
     Other                                               356            373                0                 729
                                                  --------------  --------------  -----------  --- --------------
Income (loss) before income taxes                     (5,139)           214            (995)             (5,920)
Provision (benefit) for income tax                    (1,850)             0            (281)    14.      (2,131)
                                                  --------------  --------------  -----------  --- --------------
Net  income (loss)                                 $  (3,289)        $  214       $    (714)          $  (3,789)
                                                  --------------  --------------  -----------  --- --------------
                                                  --------------  --------------  -----------  --- --------------

Net loss per share:                                 $  (0.32)                                          $  (0.37)

Weighted average number of shares
outstanding                                       10,149,000            n/a                          10,149,000


            See accompanying notes to pro forma financial information

                     PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             (IN THOUSANDS, UNAUDITED)


                                                      MTLM
                                                   Pro Forma       RESERVE       Pro Forma            Pro Forma
                                                    12/31/96       12/31/96     Adjustments    Ref    Combined
                                                   ---------       --------     -----------    ----   ----------
ASSETS
Current Assets:
     Cash and cash equivalents                      $  1,003       $    144     $  6,500       2.     $  1,772
                                                                                  (5,875)     1.,3.
     Accounts receivable, net                          7,954         18,613            0                26,567
     Inventories                                       8,004         21,206            0                29,210
     Other current assets                              2,511             25         (240)      6.        2,296
                                                   ---------       --------     -----------    ----   ----------
Total current assets                                  19,472         39,988          385                59,845

Property and equipment, net                           19,552          6,456        4,379       7.       30,387
Other assets                                             381            790            0                 1,171
Goodwill and other intangibles                        22,412            398        4,601     1.,4.      27,013
                                                           -              -         (398)      5.           -
                                                   ---------       --------     -----------    ----   ----------
TOTAL ASSETS                                       $  61,817      $  47,632     $  8,967             $ 118,416
                                                   ---------       --------     -----------    ----   ----------
                                                   ---------       --------     -----------    ----   ----------
LIABILITIES AND EQUITY
Current Liabilities:
     Operating line of credit                       $  6,439           $  0         $  0             $   6,439
     Accounts Payable                                  5,418         11,763          260       6.       17,441
     Other accrued liabilities                         3,659          1,151          438       8.        5,248
     Current portion of debt                          14,119         28,722        1,542    1.,3.       50,883
                                                           -              -        6,500       2.           -
                                                   ---------       --------     -----------    ----   ----------
Total current liabilities                             29,635         41,636        8,740                80,011
Long term debt, less current                           8,446            735            0                 9,181
Other liabilities                                      1,768              0            0                 1,768
                                                   ---------       --------     -----------    ----   ----------
TOTAL LIABILITIES                                     39,849         42,371        8,740                90,960
                                                   ---------       --------     -----------    ----   ----------
Stockholders equity:
     Common stock and APIC                            17,490              0        5,488    1.,3.       22,978
     Partners capital                                      0          5,261       (5,261)     9.             0
     Retained earnings                                 4,478              0            0                 4,478
                                                   ---------       --------     -----------    ----   ----------
Total stockholders equity                             21,968          5,261          227                27,456
                                                   ---------       --------     -----------    ----   ----------
TOTAL LIABILITIES AND EQUITY                       $  61,817      $  47,632     $  8,967            $  118,416
                                                   ---------       --------     -----------    ----   ----------
                                                   ---------       --------     -----------    ----   ----------

            See accompanying notes to pro forma financial information

              NOTES TO PRO FORMA FINANCIAL INFORMATION

The pro forma combined condensed financial statements as of December 31, 1996 are based on the following assumptions and adjustments:

1. Reflects the issuance of warrants, cash consideration and promissory notes for the acquisition of Reserve (in 000's).

          Cash payment to limited partner                  $     5,875
          Promissory note issued to general partner              1,542
          Value of 1,400,000 warrants issued                     5,488
          Cash payment for transaction costs                       500
                                                           -----------
          Total estimated consideration                    $    13,405
                                                           -----------
                                                           -----------

     The estimated consideration will be allocated for pro forma purposes as follows (in 000's):

          Current assets                                   $    39,988
          Noncurrent Assets                                     11,625
          Current liabilities                                  (41,636)
          Long term debts/other liabilities                       (735)
          Deferred taxes                                          (438)
          Goodwill                                               4,601
                                                           -----------
          Total     $                                           13,405
                                                           -----------
                                                           -----------

     The above allocation of the estimated consideration is preliminary and may change upon final determination of the fair value of assets acquired and liabilities assumed. Goodwill is being amortized over 40 years.

2. Reflects the proceeds from a term loan obtained from a commercial bank by the Company on January 7, 1997.

3. Reflects the issuance of $1,541,660 9% notes payable due on May 1, 1998 and the estimated value of 1,400,000 warrants to acquire MTLM common stock in consideration for the partnership interest of the general partner. Also reflects the cash payment of $5,875,000 in consideration for the partnership interest of the limited partner.

4. Reflects the goodwill related to MTLM's acquisition of Reserve as if the acquisition had occurred on December 31, 1996.

5. Reflects the elimination of Reserve's goodwill and other intangibles which were not purchased.

6. Transaction costs for Reserve were estimated to be $500,000 in total. As of December 31, 1996, MTLM had spent and capitalized $240,000 of transaction costs. Difference of $260,000 represents remaining costs to be incurred. Presented as a $260,000 increase in accounts payable and a $240,000 reduction in other current assets.

7.   Reflects the write-up of fixed assets to fair market value.

8. Reflects the deferred tax liability associated with the write-up of fixed assets to fair market value. Presented as an increase to other accrued liabilities.

9.   Reflects the elimination of Reserve's partners capital account.

10. Reflects the reversal of Reserve's amortization of intangible assets from prior acquisitions and recognition of amortization of goodwill arising upon MTLM's acquisition of Reserve as if the acquisition had occurred on April 1, 1996.

11. MTLM issued 9% notes payable ($1,541,660 due May 1, 1998) to P. Joseph Iron and Metal in consideration for its partnership interest in Reserve. Adjustment represents interest expense on the notes.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION
                                 (CONTINUED)

12. Adjustment to reduce interest income and record interest expense for the payment of $5,875,000 cash consideration and related transaction costs as if the acquisition of Reserve had occurred on April 1, 1996.

13. Adjustment made to increase depreciation expense related to the write-up of fixed assets to fair market value. The write-up of fixed assets to fair market value was depreciated over an average useful life of 7 years for pro forma purposes.

14. Adjustment to income tax provision to reflect the combined results of operations of MTLM and Reserve.